UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 17, 2007, the Board of Directors of Boyd Gaming Corporation (the "Company") terminated the Company's 1993 Directors Non-Qualified Stock Option Plan (the "Directors Plan"). The Directors Plan provided for the automatic grant of stock options to the Company's non-employee directors upon initial election to the Board of Directors and annually thereafter. As a result of such termination, no further stock options may be granted under the Directors' Plan. The termination of the Directors Plan will not affect any stock options previously granted pursuant to the Directors Plan. The Company intends to make grants of restricted stock units to its non-employee directors under its 2002 Stock Incentive Plan.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2007, the Company's Board of Directors approved amendments to Sections 8.1, 8.2 and 8.3 of Article 8 of the Company's bylaws, effective as of the same date, to facilitate the Company's participation in the Direct Registration System.

The foregoing description of the amendments to the Company's bylaws is qualified in its entirety by reference to the complete text of the bylaws, as amended and restated, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
3.1	Amended and Restated Bylaws

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boyd Gaming Corporation

Date: May 18, 2007	/s/ Paul J. Chakmak Paul J. Chakmak Executive Vice President Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws Also provided in PDF format as a courtesy.